Exhibit 99.1


              Powerwave Technologies Provides Third Quarter Update


    SANTA ANA, Calif.--(BUSINESS WIRE)--Oct. 9, 2006--Powerwave Technologies, Inc. (NASDAQ:PWAV) today provided preliminary revenue information for its third quarter ending October 1, 2006. Powerwave announced that it now anticipates that revenues for its third quarter ending October 1, 2006 will be in the range of $155 million to $160 million. This updates previous expectations of revenues in the range of $200 million to $210 million for the third quarter.

    "During the third quarter, we experienced several issues which have impacted our results for the quarter," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "These issues included difficulties in implementing our new ERP system in our European operations during the quarter, coupled with delays in the transfer of production from one of our manufacturing locations. These issues combined resulted in both delayed production and shipments which significantly reduced our actual revenues for the quarter. Combining these issues with the traditional slow seasonality of the third quarter, which is normally heavily weighted towards the month of September, helped to mask the impact of these issues during the quarter. We are implementing steps to ensure that we do not encounter these issues going forward. In addition to these factors, we experienced some additional slowness during the third quarter in both the OEM and operator direct channels. While we are extremely disappointed with the preliminary results for the third quarter, we do believe the long-term outlook for our business remains strong and we continue to believe that we are well positioned with our products and customers. I want to assure you that we are focused and confident in our ability to overcome this setback."

    Powerwave plans to release its financial results for third quarter ending October 1, 2006 on November 2, 2006, after the market close.

    Company Background

    Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

    Forward-Looking Statements

    The foregoing statements regarding anticipated revenues for the fiscal third quarter of 2006, our ability to ensure that we do not encounter manufacturing and operations issues going forward and our ability to increase long-term demand for our business are "forward-looking statements." These statements reflect Powerwave's current beliefs and are based upon information currently available to Powerwave. The statements regarding anticipated revenues for the third quarter are preliminary in nature and final revenues for the third quarter 2006 are subject to Powerwave's quarterly financial review procedures and consolidation of the Company's financial results. The forward-looking statements are subject to numerous risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; our dependence on a limited number of customers for a large percentage of our revenues, and the significant negative impact on our revenues due to a slowdown or reduction in spending by any such customer; unexpected delays or cancellations of wireless network capacity expansions and buildouts may cause us to have excess inventories which could have a negative impact on our operating results; lower production volumes have a negative impact on our gross product margins which have a negative impact on our operating results; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 1, 2006, and the Company's Form 10-Q for the quarterly period ended July 2, 2006, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608